Exhibit 99.1

NEWS RELEASE April 18, 2008

Media Contact:

Kirstie Burden, Overstock.com, Inc.

+1 (801) 947-3172

kburden@overstock.com

Investor Contact:

Kevin Moon, Overstock.com, Inc.

+1 (801) 947-3282

kmoon@overstock.com

Overstock.com Reports First Quarter 2008 Financial Results

Announces Time and Date of Earnings Call

SALT LAKE CITY (April 18, 2008) — Overstock.com, Inc. (NASDAQ: OSTK) today reported financial results for the quarterly period ending March 31, 2008.

Key Q1 2008 metrics (comparison to Q1 2007):

•         Total revenue:  $200.7 million vs. $157.9 million (a 27% increase);

•         Gross margin: 17.3% vs. 16.0%

•         Gross profit:  $34.8 million vs. $25.3 million (a 37% increase);

•         Sales and marketing expense: $15.0 million vs. $11.3 million (a 33% increase);

•         Contribution (gross profit less marketing):  $19.8 million vs. $14.0 million (a 41% increase);

•         G&A / Technology expense: $24.1 million vs. $25.7 million (a 6% decrease);

•         Net loss: $3.9 million, or $(0.17) per share vs. $21.4 million (an 82% decrease);

•         EBITDA:  $3.5 million vs. $(8.3) million (an $11.7 million increase)

•         Operating cash flows (TTM): $27.2 million positive (a $39.1 million increase)

•         Share buyback: repurchased 1.1 million shares for $12.0 million

Dear Investor:

We returned to above industry-level revenue growth this quarter, capping off our turnaround plan that started with growth in contribution and gross profits over a year ago.  The combination of an expanding top line, gross profits and contribution dollars, along with declining fixed costs, is generating operating leverage in our business.

This is the third consecutive quarter we’ve had positive EBITDA. More significantly, over the last twelve months we have generated $27 million of positive operating cash flow. As a result, we ended the quarter with a comfortable $90 million of cash and marketable securities, despite the seasonal reduction of payables following the busy holiday season and $12 million we used to repurchase our shares during the quarter.

-more-

Overstock.com Reports First Quarter 2008 Financial Results

Other highlights of the quarter include:

•                  Our customer satisfaction is extraordinary, and customer loyalty is strong.

•                  Our site is getting faster and easier to use. The recommendations we provide customers are more and more helpful. We’ve also made many enhancements to our home page and the overall site design that are improving our customers’ shopping experience.

•                  Our selection has grown to become the widest selection of high-end, quality products at discount prices that we have ever offered.

•                  Our car site has launched and is off to a positive start.

We will discuss our Q1 results on April 22, 2008 at 11:00 a.m. Eastern Daylight Time. Please find details for the conference call below. I look forward to speaking with you then, and in the meantime remain,

Your humble servant,

Patrick M. Byrne

P.S. Please email Kevin Moon at kmoon@overstock.com with questions prior to the conference call.

Details for the Q1 conference call/webcast

We will hold our Q1 conference call/webcast on April 22, 2008 at 11:00 a.m. Eastern Daylight Time.  To access the live webcast and presentation slides, please go to http://investors.overstock.com.  To listen to the conference call via telephone, dial (866) 770-7051 and enter pass code 25722257 when prompted.  Participants outside the United States can dial +1 (617) 213-8064 and enter pass code 25722257 when prompted.

We will make available a replay of the webcast at http://investors.overstock.com starting 90 minutes after the live call has ended.  We will make available an audio replay of the webcast via telephone starting at 1:00 p.m. Eastern Daylight Time on Tuesday, April 22, through 11:59 p.m. Eastern Daylight Time on Tuesday, April 29, 2008.  To listen to the recorded webcast by phone, please dial (888) 286-8010 and enter pass code 67010968 when prompted.  Participants outside the U.S. can dial +1 (617) 801-6888 and enter pass code 67010968 when prompted.

Key financial and operating metrics:

Total revenue — Total revenue for the three months ended March 31, 2007 and 2008 was $157.9 million and $200.7 million, respectively, a 27% increase.

Gross profit and gross margin — Gross profit for the three months ended March 31, 2007 and 2008 was $25.3 million and $34.8 million, respectively, a 37% increase, representing margins of 16.0% and 17.3% for those respective periods.

Contribution and contribution margin — “Contribution” (gross profit less sales and marketing expenses) for the three months ended March 31, 2007 and 2008 was $14.0 million (8.9% contribution margin) and $19.8 million (9.8% contribution margin), respectively, a 41% increase.

	Three months ended March 31,
	2007	2008
Total revenue	$157,930	$200,745
Cost of goods sold	132,615	165,959

Gross profit	25,315	34,786
Less: Sales and marketing expense	11,284	15,019

Contribution	$14,031	$19,767
Contribution margin	8.9%	9.8%

Operating loss — Operating losses for the three months ended March 31, 2007 and 2008 were $17.7 million and $4.3 million, respectively.

EBITDA — EBITDA (a non-GAAP measure) for the three months ended March 31, 2007 and 2008 was $(8.3) million and $3.5 million, respectively. We believe that, because our current capital expenditures are significantly lower than our depreciation levels, discussing EBITDA at this stage of our business is useful to us and investors because it approximates actual cash used or cash generated by the operations of the business.

	Three months ended
	March 31,
	2007	2008
Operating loss	$(17,720)	$(4,312)
Add:Depreciation and amortization	7,771	6,497
Stock-based compensation expense	1,073	1,184
Stock-based compensation to consultants for service	5	(14)
Stock-based compensation for performance share plan	—	150
Treasury stock issued to employees as compensation	602	19

EBITDA	$(8,269)	$3,524

Net loss — Net loss for the three months ended March 31, 2007, was $21.4 million, or $0.91 loss per share, compared to $3.9 million, or $0.17 loss per share in 2008.  For the three months ended

March 31, 2007, net loss included restructuring charges of $6.1 million. There were no restructuring charges in 2008.

Free Cash Flow (a non-GAAP measure) — Free cash flow for the three months ended March 31, 2007 and 2008 totaled $(58.7) million and $(42.4) million, respectively.  For the twelve months ended March 31, 2007 and 2008, free cash flow totaled $(29.1) million and $23.7 million.

Free cash flow reflects an additional way of viewing our cash flows and liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Free cash flow, which we reconcile to “Cash provided by operating activities,” is cash flow from operations reduced by “Expenditures for property and equipment.” Although we believe that cash flow from operating activities is an important measure, we believe free cash flow is a useful measure to evaluate our business since purchases of fixed assets are a necessary component of ongoing operations.  Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We believe that analyzing free cash flows on a trailing twelve month basis eliminates seasonal fluctuations in cash flows and more accurately reflects trends in this non-GAAP measure.

	Three months ended		Twelve months ended
	March 31,		March 31,
	2007	2008	2007	2008
Net cash provided by operating activities	$(58,240)	$(41,044)	$(11,955)	$27,173
Expenditures for property and equipment	(477)	(1,313)	(17,114)	(3,479)

Free cash flow	$(58,717)	$(42,357)	$(29,069)	$23,694

Cash and working capital — At March 31, 2008, Overstock.com had cash, cash equivalents and marketable securities of $89.8 million and working capital of $61.7 million.

Early Q2 Developments

On April, 8, 2008, we entered into a lease for a 686,865 square foot warehouse facility now under construction in Salt Lake City, Utah. We plan to consolidate warehouse operations from two smaller warehouse facilities into the new warehouse.  We anticipate in the future that we may construct a corporate office facility within the new warehouse. More details regarding this lease are contained in the Form 8-K we filed on April 11, 2008 which can be found in our investor relations link on our website.

On April 14, 2008, Gradient filed a countersuit accusing us and Patrick Byrne of libeling Gradient.  We believe this countersuit is meritless and we will vigorously defend against it. We issued a separate press release about this countersuit on April 15, 2008.

On April 15, 2008, we received a letter from the Office of the District Attorney of Marin County, California, stating that the District Attorneys of Marin and four other counties in California have begun an investigation into the way we advertise products for sale, together with an administrative subpoena seeking related information and documents.  We follow industry advertising practices and we intend to respond fully to the subpoena and cooperate with the investigation.

About Overstock.com

Overstock.com, Inc. is an online “closeout” retailer offering discount, brand-name merchandise for sale over the Internet. The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory liquidation distribution channel. Overstock.com, headquartered in Salt Lake City, is a publicly traded company listed on the NASDAQ Global Market System and can be found online at http://www.overstock.com.

###

Overstock.com® is a registered trademark of Overstock.com, Inc. All other trademarks are the property of their respective owners.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, statements regarding revenue growth, completion of a turnaround, operating leverage, future cash generation and EBITDA results, the helpfulness of product recommendations, construction of and/or feasibility of consolidating warehouse operations, building a corporate office in the new warehouse, our following industry advertising practices, the meritless nature of Gradient’s countersuit, the selection of products on our site, the status of our auctions and car sites,  and the outlook of the company, and the date and time of the Q1 earnings call.  Our Form 10-K for the year ended December 31, 2007, our quarterly reports on Form 10-Q, or any amendments, and our subsequent filings with the Securities and Exchange Commission identify important factors that could cause the actual results to differ materially from those contained in our projections, estimates or forward-looking statements.

Overstock.com, Inc.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three months ended
	March 31,
	2007	2008
Revenue
Direct	$45,701	$51,483
Fulfillment partner	112,229	149,262

Total revenue	157,930	200,745

Cost of goods sold
Direct	39,320	44,314
Fulfillment partner	93,295	121,645

Total cost of goods sold	132,615	165,959

Gross profit	25,315	34,786

Operating expenses:
Sales and marketing	11,284	15,019
Technology	14,973	14,516
General and administrative	10,689	9,563
Restructuring	6,089	—

Total operating expenses	43,035	39,098

Operating loss	(17,720)	(4,312)

Interest income	990	1,304
Interest expense	(1,029)	(901)

Loss from continuing operations	(17,759)	(3,909)
Discontinued operations:
Loss from discontinued operations	(3,624)	—

Net loss	$(21,383)	$(3,909)

Net loss per common share - basic and diluted:
Loss from continuing operations	$(0.75)	$(0.17)
Loss from discontinued operations	$(0.16)	$—
Net loss per common share - basic and diluted	$(0.91)	$(0.17)
Weighted average common shares outstanding - basic and diluted	23,594	23,345

Other data:
Shopping bookings (in 000s)	$170,362	$216,322
Auction gross merchandise volume (in 000s)	$4,695	$2,610
Average customer acquisition cost (shopping)	$24.58	$25.21

Overstock.com, Inc.

Consolidated Balance Sheets (unaudited)

(in thousands)

	December 31,	March 31,
	2007	2008
Assets
Current assets:
Cash and cash equivalents	$101,394	$60,094
Marketable securities	46,000	29,750

Cash, cash equivalents and marketable securities	147,394	89,844
Accounts receivable, net	12,304	13,042
Note receivable	1,506	1,004
Inventories, net	25,933	17,970
Prepaid inventory	3,572	2,568
Prepaid expenses	7,572	10,118

Total current assets	198,281	134,546
Property and equipment, net	27,197	22,069
Goodwill	2,784	2,784
Other long-term assets, net	86	30
Note receivable	4,181	4,317

Total assets	$232,529	$163,746

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$70,648	$32,839
Accrued liabilities	52,598	40,008
Capital lease obligations, current	3,796	2

Total current liabilities	127,042	72,849
Other long-term liabilities	3,034	2,828
Convertible senior notes	75,623	75,710

Total liabilities	205,699	151,387

Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	333,909	335,188
Accumulated deficit	(243,709)	(247,618)
Treasury stock	(63,278)	(75,218)
Accumulated other comprehensive loss	(94)	5

Total stockholders’ equity	26,830	12,359

Total liabilities and stockholders’ equity	$232,529	$163,746

Overstock.com, Inc.

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three months ended March 31,		Twelve months ended December 31,
	2007	2008	2007	2008

Cash flows from operating activities of continuing operations:
Net loss	$(21,383)	$(3,909)	$(107,239)	$(27,541)
Adjustments to reconcile net loss to cash provided by (used in) operating activities of continuing operations:
Loss from discontinued operations	3,624	—	9,727	300
Depreciation and amortization	7,771	6,497	33,948	28,221
Realized loss (gain) on marketable securities	—	—	(1,868)	—
Loss on disposition of property and equipment	—	—	1	1
Stock-based compensation	1,073	1,184	4,235	4,633
Stock-based compensation to consultants for services	5	(14)	(15)	170
Stock-based compensation relating to performance share plan	—	150	—	(400)
Treasury stock issued to employees as compensation	602	19	882	(89)
Amortization of debt discount and deferred financing fees	86	87	364	345
Asset impairment and depreciation (restructuring)	—	—	—	2,169
Restructuring	6,089	—	11,763	4,025
Notes receivable accretion	—	(136)	—	(408)
Changes in operating assets and liabilities, net of effect of acquisition and discontinued operations:
Accounts receivable, net	3,827	(738)	(541)	(5,531)
Inventories, net	3,612	7,963	58,703	(1,308)
Prepaid inventory	(360)	1,004	6,234	33
Prepaid expenses	(1,962)	(2,546)	936	(683)
Other long-term assets	90	—	539	381
Accounts payable	(38,059)	(37,809)	(9,638)	4,762
Accrued liabilities	(23,255)	(12,590)	(19,986)	18,492
Other long-term liabilities	—	(206)	—	(399)

Net cash provided by (used in) operating activities	(58,240)	(41,044)	(11,955)	27,173

Cash flows from investing activities of continuing operations:
Change in restricted cash	—	—	55	—
Purchases of marketable securities	—	(6,539)	—	(81,756)
Sales of marketable securities	—	22,911	49,475	52,169
Expenditures for property and equipment	(477)	(1,313)	(17,114)	(3,479)
Proceeds from the sale of property and equipment	—	—	1	—
Proceeds from the sale of discontinued operations, net of cash transferred	—	—	—	9,892
Collection of note receivable	3,941	502	3,941	1,757
Decrease in cash resulting from de-consolidation of variable entity	—	—	(102)	—

Net cash provided by (used in) investing activities	3,464	15,561	36,256	(21,417)

Cash flows from financing activities of continuing operations:
Payments on capital lease obligations	(5,247)	(3,794)	(5,776)	(3,808)
Borrowings on line of credit	1,169	5,268	57,122	6,522
Payments on line of credit	(1,169)	(5,268)	(77,122)	(6,522)
Issuance of common stock in offerings, net of issuance costs	—	—	64,406	(12,000)
Purchase of treasury stock	—	(12,000)	—	—
Exercise of stock options	1,153	—	2,660	2,077

Net cash provided by (used in) financing activities	(4,094)	(15,794)	41,290	(13,731)

Effect of exchange rate changes on cash	(15)	(23)	4	(11)
Cash provided by (used in) operating activities of discontinued operations	410	—	2,167	(614)
Cash used in investing activities of discontinued operations	(53)	—	(578)	—

Net increase (decrease) in cash and cash equivalents	(58,528)	(41,300)	67,184	(8,600)
Change in cash and cash equivalents from discontinued operations	(357)	—	(1,590)	614
Cash and cash equivalents, beginning of period	126,965	101,394	2,486	68,080

Cash and cash equivalents, end of period	$68,080	$60,094	$68,080	$60,094